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                                                                     EXHIBIT 3.8

TRANSLATION.-

        PUBLIC DOCUMENT NUMBER NINE THOUSAND SIX HUNDRED AND SEVENTY SIX

                                     (9676)

WHEREBY it was notarized minutes of a special meeting of the Shareholders of "ELLESMERE SHIPPING INC.", by means of which the article First of the Articles of incorporation are amended.

                           Panama, December 21, 1999.

In the City of Panama, capital of the Republic and seat of the Notarial circuit of the same name, on the twenty first (21st) day of the month of December, in the year one thousand nine hundred and ninety nine (1999), before me, Licentitate CLAUDIO JOSE LACAYO ALVAREZ, Third Notary Public of the Panama Circuit, holder of personal identity card number four-one hundred and one-two thousand three hundred and forty four (4-101-2344), personally appeared Licentiate Mario Eduardo Correa Esquivel (Mario E. Correa), in his capacity of member of the law TAPIA, LINARES Y ALFARO, Resident Agent of ELLESMERE SHIPPING INC., recorded as per Microjacket three six five eight eight six (365886), Document one two nine two six (12926), of the Mercantile Section of the Public Registry Office, to me known, and he requested that I notarize, as I in effect notarized, minutes of a special meeting of the Shareholders of "ELLESMERE SHIPPING INC.", by means of which the article First of the Articles of Incorporation are amended. -- I made known to the appearing party before me that a copy of this public instrument must be registered; and having been read to him in the presence of the attesting witnesses, Vielka Mireya Diaz de Caftizales, with personal identity card number eight-one hundred and eight-four hundred and twenty one-six hundred and seventy three (8-421-673); and Maria Isabel Gonzalez Diaz, with personal identity card number eight-one hundred and twenty eight-one hundred and forty nine (8-128-149), of legal age and residents of this city, to me known and qualified to discharge the duty, he found it to be correct, he approved it and they all sign it, as a matter of record, before me, the Notary Public, whereunto I attest.
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This Document bears number NINE THOUSAND SIX HUNDRED AND SEVENTY SIX - (9676)

(sgd) Mario E. -- Correa Vielka D. de Canizales -- Ma. I. Gonzalez Claudio -- Lacayo, Third Notary Public.

ELLESMERE SHIPPING INC. - Minutes of a special meeting of Shareholders.- A special meeting of the Shareholders of "ELLESMERE SHIPPING INC.", was held at Via General Nicanor A. de Obarrio (50 Street), Bancomer Plaza, 4th Floor, City of Panama, Republic of Panama, at ten o'clock in the forenoon on the 17 day of December, 1999.-The President of the corporation, Mr. Juan A. Montes G., called the meeting to order and presided the same; and the Secretary of the corporation, Mrs, Elsa Ma. Sousa, acted as Secretary of the meeting.- The Secretary stated that there were present or represented the holders of all of the outstanding and issued shares of the corporation, who waived notice of the meeting. The President, therefore, declared the meeting duly installed and ready for the transaction of business.- The Presidents then informed that he deemed it convenient to the best interests of the corporation to change its present name to "IMPERIAL MARITIME LTD (BAHAMAS) INC.", and submitted said proposal to the consideration of the meeting.- Upon motion duly made, seconded and carried, the following resolutions were approved: IT IS RESOLVED; To change, as it is hereby changed, the present corporate name of this corporation to the new name " IMPERIAL MARITIME LTD (BAHAMAS) INC." and to amend, as it is hereby amended, Article First of the Articles of Incorporation of this corporation, as follows:
"FIRST: The name of the corporation is " IMPERIAL MARITIME LTD (BAHAMAS) INC.",- AND IT IS FURTHER RESOLVED: To authorize, as they are hereby authorized, the President and Secretary of the corporation, acting individually, to issue a Document of Amendment to the Articles of Incorporation.- There being no further business to come before the meeting, it was adjourned.- The Presidente of the meeting, (sgd.) Juan A. Montes G. -- The Secretary of the meeting, (sgd.) Elsa Ma. Sousa.-- The undersigned, President and Secretary of "ELLESMERE SHIPPING INC.", do hereby CERTIFY: a) That they have been authorized to execute this Document of Amendment of the Articles of Incorporation, by

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resolution adopted by the holders of all the issued and outstanding shares of the Corporation; b) That the resolution whereby the Articles of Incorporation of the Corporation were amended was adopted at a meeting of the shareholders held in the City of Panama, Republic of Panama, on December 17, 1999; and c) That the foregoing is a true copy of the original minutes of said meeting. -- Panama, December 17, 1999. -- Signed: Juan A. Montes G., President -- Elsa Ma. Sousa, Secretary.

      Conforms with its original this copy which I issue, seal and sign in the City of Panama, Republic of Panama, on the twenty first (21st) day of the month of December, in the year one thousand nine hundred and ninety nine (1999).- (sgd.) Claudio Lacayo Alvarez, Third Notary Public.

PUBLIC REGISTRY OFFICE - PANAMA - This document was filed at 11:27:49.7 a.m., on the 22 day of December of 1999, as per Volume 279 and Entry 74891 of the Journal, by Tatiana Tapia.- Duties Paid B/.50.00; Liquidation No. 9908025649.- (sgd.) Olivia G: de Nieto.- There is a stamped seal of the Public Registry Office of Panama.

      This document has been recorded at Microjacket 365886, Document 57536, of the (Mercantile) Section of the Public Registry Office, on December 22, 1999.- (sgd.) M. Portillo.

      I, BERTILDA R. DE TORRES, do hereby certify that the foregoing is a true and exact translation of its original in Spanish.

PUBLIC DOCUMENT NUMBER NINE THOUSAND SEVEN HUNDRED AND EIGHTY TWO - (9782)

WHEREBY The Corporation known as "ELLESMERE SHIPPING INC.", with domicile in the City of Panama. Republic of Panama, is incorporated.

                           Panama, August 10th, 1999.

In the City of Panama, capital of the Republic and seat of the notarial circuit of the same name, on the tenth (10th) day of the month of August, in the year one thousand nine hundred and ninety nine (1999), before me, DR. MARIO VELASQUEZ CHIZMAR. Fifth Notary Public of the Panama Circuit, holder of personal identity card number eight-one hundred and seventy six-four hundred and twenty two (8-176-422), personally appeared the following persons to me known: Licentiate JULIO ERNESTO LINARES FRANCO (Julio E. Linares F.) male, of legal age, married, lawyer. Panamanian and resident of this city, holder of personal identification card number eight-two hundred and thirty-one thousand six hundred and sixty six (8-230-1666); and ADOLFO ENRIQUE LINARES FRANCO (Adolfo E. Linares), male, of legal age, married, lawyer. Panamanian and resident of this city, holder of personal identification card number eight-two hundred and forty two-four hundred and two (8-242-402); and they requested that I issue this Public instrument to make of record that they are incorporating a corporation, according to Panamanian law subject to the following Articles of incorporation:

FIRST: The name of The Company is: "ELLESMERE SHIPPING INC."

SECOND: The purposes and objectives which the corporation shall mainly undertake, develop and carry on within or outside the Republic of Panama are the following: (a) to acquire, possess, administrate, encumber, lease, alienate and dispose of in any form, all types of goods, such as chattel, real estate, livestock or of any other nature, including rights, obligations and quotas of participation, whether as owner [ILLEGIBLE] for the account of third parties;
(b) to issue, administer, buy, sell and negotiate all types of shares, quotas, documents, bonds, [ILLEGIBLE] or securities, whether on its own account or on the account of third parties;(c) to buy acquire, sell, or grant patents, marks, copyrights, licenses and formulas. and to exploit them commercially; (d) to buy, sell, charter and administrate all types of ships; as well as to operate maritime agencies and carry on maritime operations in general; (e) to invest in companies, businesses or projects, and the financing, negotiation, exploitation or participation in mining, industrial, commercial, real estate, financial, maritime or any another class of companies;
(f) to open, operate and administer accounts in banks or other lending or financial institutions; and to give and take loans; to remit, accept, endorse, discount and grant notes, drafts and other negotiable documents and to offer all kinds of guarantees in favor of third parties upon all or any of the assets of the company; and (g) to engage in any another lawful business permitted by the Laws of the Republic of Panama or which these may allow in the future.

THIRD: The authorized capital stock of the corporation is of TEN THOUSAND DOLLARS (US$10,000.00), legal currency of the United States of America, divided into ONE HUNDRED (100) BEARER OR NOMINATIVE SHARES, with a nominal value of ONE HUNDRED DOLLARS (US$100.00) each. The holder of a certificate issued to bearer may have said certificate exchanged for another certificate in his name for equal number of shares; and the holder of nominative shares may have his certificate exchanged for another to bearer for equal number of shares. The capital stock may be increased; more and new shares may be issued and the nominal value, class and rights pertaining to said shares may be changed. Each share shall be entitled to one vote.

FOURTH: The Board of Directors of the Corporation shall authorize the issue of shares of the corporation and prescribe their distribution.

FIFTH: The domicile of the corporation shall be the City of Panama, Republic of Panama. The corporation may develop its activities and establish branches and offices in any other part of the world, and may likewise re-domicile or change its domicile of incorporation in order to continue existing under the laws of another country or jurisdiction, subject to the authorization of the Board of Directors or the Assembly of Shareholders of the corporation.

SIXTH: The number of the for directors shall be three (3). The Board of Directors may, however, increase the number of Directors to seven (7) and may also designate; them. The Board of Directors shall have the duties and exercise the powers specifically set forth in The by-laws of the Corporation, If shall not be necessary to be a shareholder in order to be a Director.

SEVENTH: The duration of The corporation shall be perpetual.

EIGHTH: The Officers of the corporation shall be elected in the manner and according to what is prescribed in the by-laws of the Corporation. The same person may perform two (2) Or more offices.

NINTH: This President of the corporation is the Legal Representative In his absence or inability, shall be the Vice-president.

TENTH: The holders of fifty one percent (51%) of the outstanding stock of the Corporation shall constitute quorum for the transaction of business on the part of the General Assembly of Shareholders. In order that the resolution of the General Assembly of Shareholders may be valid the affirmative vote of the majority of the holders of the outstanding stock, present or represented by proxy, is required. The meetings of the General Assembly of Shareholders shall be held in the Republic of Panama or at any other place outside the Republic of Panama which the Board of Directors or the General Assembly by themselves may determine.

ELEVENTH: Any Shareholder may grant a Proxy by means of a public or private document to be represented in any meeting or General Assembly of Shareholders to be held. In case of Bearer Shares this Proxy shall be granted before a Notary Public and on it The Notary shall record the number of share certificates presented by the grantor shareholder to the Notary, specifying the number of shares represented by each certificate.

TWELFTH: The Board of Directors may make, change, amend or revoke the by-laws of the Corporation, and prescribe and change from time to time the amounts of capital stock which it shall keep in reserve for any legitimate purpose.

THIRTEENTH: The Board of Directors may hold its meetings, maintain one or more offices and keep the books of the Corporation at the places which the Board itself may at any time designate, within or without the Republic of Panama. During the meetings of the Board of Directors, any Director may be represented and vote by Proxy or Proxies (who do not need to be Directors) appointed in writing (through fax, telex or cable). with or without power of substitution.

FOURTEENTH The Corporation reserves the right to amend, change or revoke any of the provisions of these Articles of Incorporation, in the manner permitted by the laws of the Republic of Panama, it being understood that all rights conferred by these Articles of incorporation upon the Officers, the Board of Directors and the Shareholders of the corporation are subject to such reservation.

FINAL PROVISIONS:

(A) The name and the domicile of each of the subscribers to these Articles of Incorporation and the number of shares to which each of them agrees to subscribe are as follows: JULIO E. LINARES F., of Via General Nicanor A. de Obarrio - Fiftieth (50th) Street, Bancomer Plaza, Fourth (4th) Floor. City of Panama. Republic of Panama, ONE (1) SHARE; and ADOLFO E. LINARES, of Via General Nicanor
A. de Obarrio - Fiftieth (50th) Street. Bancomer Plaza. Fourth (4th) Floor, City of Panama, Republic of Panama, ONE (1) SHARE:

(B) The Resident Agent shall be the Law Firm "TAPIA, LINARES Y ALFARO" whose address is as follows: Via General Nicanor A. de Obarrio - Fiftieth (50th) Street, Bancomer Plaza, Fourth (4th) Floor, Post Office Box Seven thousand four hundred and twelve (7412). Panama Five (5). Republic of Panama; Telephone: five zero seven (507) two six three - six zero six six (263-6066); Fax: five zero seven (507) two six three - five three zero five (263-5305);

(C) The Directors of the Corporation shall be: JUAN ARTURO MONTES GOMEZ (Juan A. Montes G.), CLARISSA PLATA DE AGUIRRE (Clarissa P. de Aguirre). and ELSA MARIA SOUSA QUINTERO (Elsa Ma. Sousa). all domiciled at Via General Nicanor A de Obarrio (Fiftieth (50th) Street), Bancomer Plaza, Fourth (4th) Floor, City of Panama, Republic of Panama: and.

(D) The Officers of the Corporation shall be: JUAN ARTURO MONTES GOMEZ (Juan A. Montes G.), President; CLARISSA PLATA DE AGUIRRE (Clarissa P. de Aguirre), vice-president and Treasurer: and ELSA MARIA SOUSA QUINTERO (Elsa Ma, Sousa), Secretary.

I made known to the parties appearing before me that a copy of this public instrument must be registered; and it having been read to them in the presence of the attesting witnesses. Mrs. Aura Isabel Santiago de Castillero, with personal identity card number eight-one hundred eighty three-nine hundred seventy nine (8-183-979); and Miss Maria Isabel Gonzalez Diaz, with personal identity card number eight-one hundred and twenty eight-one hundred and forty nine (8-128- 149), of legal age, and residents of this city, to me known and qualified to

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discharge the duty, they found it to be correct, and they all sign it as a matter of record, before me, the Notary Public, whereunto I attest.

THIS Document bears number NINE THOUSAND SEVEN HUNDRED AND EIGHTY TWO (9782)

(sgd.) Julio E. Linares, -- Adolfo E. Linares, -- Aura I. S. de Castillero -- Ma. I. Gonzalez -- MARIO VELASQUEZ CHIZMAR. Fifth Notary Public.

      Conforms with its original this copy which I issue, seal and sign in the City of Panama, Republic of Panama, on the Tenth (10th) day of the month of August, in the year one thousand nine hundred and ninety nine (1999). -- (sgd.) MARIO VELASQUEZ CHIZMAR, Fifth Notary Public.

PUBLIC REGISTRY OFFICE - PANAMA - This document was filed at 09:43:17.8 a.m., on the 13 day of August of 1999. as per Volume 279 and Entry 26288 of the Journal, by Tatiana Tapia.- Duties Paid B/,60.00: Liquidation No. 89993366463.-(sgd.) Catalina E. Cano.- There is a stamped seal of the Public Registry Office of Panama.

      This document has been recorded at Microjacket 365886, Document 12926, of the (Mercantile) Section of the Public Registry Office, on August 17, 1999,- (sgd.) M. Portillo.

      I, BERTILDA R. DE TORRES, do hereby certify that the foregoing is a true and exact translation of its original in Spanish.

      Panama. August 27, 1999.
                                                      /s/ Bertilda R. De Torres
                                                      --------------------------
                                                      [SEAL]

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                       IMPERIAL MARITIME LTD (BAHAMA) INC.

                                     BY-LAWS

                                   CHAPTER ONE

                                     Office

Article One.- Main Offices.

      The main offices of this corporation shall be at Plaza 2000, 4th Floor, Via General Nicanor A. de Obarrio (50th Street), City of Panama, Republic of Panama.

Article Two.- Other Offices.

      The corporation may have other offices at such places as the Board of Directors may, from time to time, designate or where the business of the corporation may require.

                                  CHAPTER TWO

                        General Assembly of Stockholders

Article One.- Place of holding meetings.

      The meetings of the General Assembly of Stockholders of the corporation shall be held at the offices of the corporation in the Republic of Panama, unless otherwise specified in the notice or in the waiver of notice of the meeting, being understood, however, that this provision shall be subject to what is provided in Article Four of this Chapter, and being further understood that the Directors may, by resolution of the Board, change the place for the holding of meetings of the Assembly of Stockholders for any place within or without the Republic of Panama.

Article Two.- Annual Meeting.

      Subject to what is provided in Article One and Four of this Chapter, and unless otherwise specified in the notice or in the waiver of notice of the meeting, the annual meeting of the Assembly of Stockholders of the corporation shall be held in the offices of the Company, in the Republic of Panama or as such other place within or without the Republic of Panama as may be determined by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be brought before the meeting, at such hour and on such business date as may be determined by the Board and designated in the notice of the meeting. If for any reason said meeting shall not be held on the date designated, the same may be held at any time thereafter, through notice or waiver of notice of the meeting, as it may be further established, and the matters to be discussed thereat may be transacted at any special meeting called for that purpose.

Article Three.- Special Meetings.

      Special meetings of the Assembly of Stockholders may be called by orders of the President or the Board of Directors at any time deemed necessary, and it shall be binding to order the notice for such meetings when so requested in writing by the Stockholders owners of not less than one twentieth of the issued and outstanding shares entitled to vote thereat. The matters to be transacted at a special meeting shall be limited to the objects specified in the notice of the meeting.

Article Four.- Notice of meetings.

      Notice of the date and place of the annual meeting or any special meeting of the stockholders shall be given by the Secretary of the corporation to each stockholder entitled to vote thereat by mailing a letter to each stockholder to the address left by him at the office of the Secretary of the corporation, or to his last known address, or by personal delivery of the same, not less than ten days before such meetings. The notices for special meetings shall also indicate the purposes of the meeting. All or any of the Stockholders may waive notice of a meeting before or after the holding of such meeting and the presence of a stockholder at any meeting, in person or by proxy shall be considered as a waiver on his part to the notice of said meeting. The meetings of the stockholders may be held at any time, for any purpose, without notice, when all the Stockholders are present in person or represented by proxy, or when all the stockholders shall waive notice and consent to the holding of such meeting.

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      If the corporation has issued shares to bearer the notice for the meetings of the stockholders, unless waived by writing before or after the meeting, shall be published in a newspaper designated by the Board of Directors.

Article Five. Voting at the meetings of the Assembly of Stockholders.

      In every Assembly of Stockholders, each owner of stocks of the company, with voting rights, shall have the right to one vote for each share at the time of closing of the books, prior to said meeting, and if such books would not have been closed, then for each share registered on the date fixed by the Board of Directors, as prescribed in Article 6 of Chapter V of these by-laws. In the event of shares issued to bearer, the holder of a certificate or certificates, representing such shares entitled to vote, shall be entitled to one vote at any meeting of the Stockholders, for each share entitled to vote, upon presentation at said meeting of said certificate or certificates or upon presentation of any other evidence of ownership as may be prescribed by the Board of Directors.

Article Six.- Proxies.

      Each of the stockholders shall be entitled to vote in person or by a special proxy, appointed by an instrument in writing, or by letter, executed with the signature of the stockholder, or by an attorney duly authorized.

Article Seven.- Voting Procedure.

      All election shall be made by ballots, and all matters shall be decided by a majority of votes, that is with 51% of the votes, unless the Articles of Incorporation or the Law provides to the contrary

Article Eight.- Stock Register.

      The Officer or Agent in charge of the Stock Register shall keep a complete alphabetical list of the Stockholders entitled to vote, containing the residence and the number of shares held by each, which list and Stock Register shall be kept on file at any office of the corporation. The Stock Register shall be the only evidence as to who are the Stockholders entitled to vote at any meeting of the Stockholders. In the event of shares issued to bearer the Stock Register shall

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

specify the number of shares so issued, the date of issue and that such shares are fully paid and non-assessable.

Article Nine.- Quorum.

      The holders of a majority of the total number of shares issued and outstanding entitled to vote at any meeting, present personally or by proxy, shall constitute a quorum for the transaction of business, unless the Law shall require the representation of a larger number. In the absence of a quorum, the Stockholders present or represented on the date and place at which the meeting should have been held may adjourn the meeting from time to time until a quorum is present. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted by a quorum of Stockholders, just as it might have been transacted at the meeting originally called.

Article Ten. Chair and Secretary of the meetings.

      The President, or in his/her absence, the Vicepresident, shall declare open all meetings of the General Assembly of Stockholders and shall preside such meetings; but in the absence of the President and the Vicepresident of the corporation, the Stockholders may elect a Chairman to preside the meeting. The Secretary of the corporation shall act as Secretary at all meetings of the Assembly of Stockholders, but in the absence of the Secretary of the corporation, the Stockholders may appoint any person to act as Secretary of the meeting.

                                  CHAPTER THREE

                               Board of Directors

Article One.- Election, Qualification and Vacancies.

      The properties and businesses of the corporation shall be managed and controlled by a Board of Directors, consisting of three (3) members, but such number may be changed at any time. In the event of an increase in the number of Directors until the meetings of the Assembly of Stockholders are held, the additional Directors may be elected by the Board of Directors already existing, to exercise their duties until the next meeting of the Assembly of Stockholders or until the election and qualification of their successors. In the event of a vacancy in the board of Directors by reason of death, resignation, removal or otherwise, the remaining Directors, by resolution approved by the majority thereof, shall have power to fill such vacancy for any unexpired term. A Director shall remain validly in his office until his successor shall be elected and shall qualify.

Article Two. - Place of holding the meetings.

      Meetings of the Board of Directors may be held at the places designated by the Board of Directors, from time to time, or at the places agreed in writing by all the Directors.

Article Three. - Regular Meetings.

      Regular meetings of the Board of Directors may be held with or without notice, as the Board of Directors may, from time to time, determine by resolution.

Article Four.- Special Meetings.

      Special meetings of the Board of Directors may be held when called by the President with two days notice in advance given to each Director, whether by personal delivery, or by mail, telex, cable, fax or other method of communication. Special meetings of the Board of Directors may be held for any purpose, without notice, when all the Directors are present, or waive notice and consent to the holding of such meetings.

Article Five. - Quorum.

      The majority of the Directors shall constitute a quorum and may decide validly on the matters submitted to the consideration of the Board of Directors.

Article Six. -

      The Directors may be represented by proxy, by public or private document, for such purpose, if it is expressly allowed by the Articles of Incorporation.

Article Seven. - Compensation.

      The Directors, as such, shall not receive any fixed salary for their services, but by resolution of the Board of Directors the payment of a certain sum may be agreed upon, as well as the expenses for attendance, if any, for the attendance to each regular or special meeting of the Board of Directors; being it understood, however, that this provision shall not be construed as to prevent any Director from rendering his services to the corporation in any other capacity and from receiving the respective remuneration. The members of special or permanent committees may receive likewise compensation for the attendance to the meetings of the committee of which they are members.

Article Eight.- Voting with respect of other shares.

      The Directors shall have the power to designate the person who shall be entitled to vote on behalf of the corporation with respect to the Stock, bonds or securities that the corporation has in other companies, as well as the person entitled to assign and transfer such stock, bonds or securities.

                                  CHAPTER FOUR

                                    Officers

Article One.- Election, Term and Vacancies.

      The officers of the corporation shall be a President, a Secretary and a Treasurer, who shall be elected by the Board of Directors. The Board of Directors may also appoint such other Officers and Agents, including one or more Vice-Presidents, as it may deem necessary, who shall have the authorization and perform the duties conferred to them, from time to time, by the Board of Directors. The Officers elected by the Board of Directors shall exercise their offices for one year, or until their successors are elected and qualified, being it understood that any officer may be removed at any time by the affirmative vote of a majority of all the Directors. The vacancies occurring among the Officers of the corporation shall be filled by the Board of Directors, who shall fix their salaries. An Officer does not need to be a Director and any person may exercise two or more offices.

Article Two. President.

      The President is the Legal Representative and Executive Chief of the corporation. He shall preside all meetings of the Assembly of Stockholders and of the Board of Directors. He shall have the general and active management of the businesses of the corporation, subject to the Board of Directors, and shall see that all the orders and resolutions of the Board of Directors be performed. Jointly with any other Officers designated by the Board of Directors he shall execute or shall procure the execution of contracts and shall sign or procure the signature of the other obligations authorized by the Board of Directors. Jointly with any other Officer designated by the Board of Directors and previous the authorization thereof, he may delegate or grant powers in favor of third persons or Agents, in connection with the business of the corporation.

Article Three. Vicepresident.

      The Vicepresident shall have all the powers and shall perform all the duties of the President in the event of his absence or disability. He shall also have the powers and duties that may be delegated to him, from time to time, by the President. He shall also have the powers and duties that may be conferred to him by the Board of Directors.

Article Four.- Secretary.

      The Secretary shall attend to all meetings of the Assembly of Stockholders, of the Board of Directors and of all the committees, and shall enter the votes and proceedings of such meetings in a book that he shall keep for such purpose. He shall keep safe custody of the Corporate Seal of the company, whenever adopted by the Board of Directors, which he shall affix on any instrument requiring such seal. He shall give and send the notices of the meetings, and shall be in charge of the books and documents corresponding to his office, or those entrusted to his care by the Board of Directors or by the committees. He shall also perform the other duties corresponding to his office or those conferred to him by the Board of Directors.

Article Five.- Treasurer.

      The Treasurer shall have the custody of the funds and securities of the corporation and shall keep complete and exact accounts of the entries and disbursements in the books belonging to the corporation and shall deposit all the monies and other valuable effects in the name and to the credit of the corporation with the depositories that the Board of Directors may appoint. He shall disburse the funds of the corporation in accordance with the orders of the Board of

Directors, and shall keep adequate vouchers of such disbursements and shall render to the President or the Board of Directors, when required, an account of all his operations as Treasurer as well as a general balance sheet of the corporation.

Article Six. - Oaths and bonds.

      The Board of Directors may by resolution require that any officers, agents or employees of the corporation take oaths or bonds for the faithful performance of their respective duties.

Article Seven. - Signatures.

      All checks, drafts or orders for the payment of money, and all acceptance, bills of exchange and notes shall be signed by the Officer or Officers of the corporation and the Agents that the Board of Directors may appoint by resolution.

Article Eight.- Vacancies.

      The vacancies occurring among the Officers may be filled for the unexpired portion of the term by the same body authorized to make its appointment.

Article Nine.- Delegation of Duties.

      In the event of death, resignation, retirement, disability, incapacity, illness, absence, removal or negative from any officer or agent of the corporation, or for any other reasons that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers and duties of such officer, or agent, upon any other officer, or agent, or in any other director, while the respective measurers are being provided.

                                  CHAPTER FIVE

                           Shares of the Capital Stock

Article One.- Stock Certificates.

      All Stock Certificates of the capital stock of the corporation shall be in the form, not incompatible with the laws nor with the Articles of Incorporation, as the Board of Directors may approve; they shall contain a reference to the inscription of the corporation in the Mercantile Registry; and shall be signed by Officers designated by the Board of Directors from time to time.

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All Stock Certificates shall bear consecutive numbers, the name of the person owner of the shares represented thereby, together with the number of such shares and the date of issue and shall be entered in the books of the company.

Article Two.- Bearer Shares.

      Shares may be issued to bearer only if fully paid and non-assessable.

Article Three. - Stockholders of Record.

      The corporation shall have the right to consider the holder of record of any share or shares of the capital stock of the corporation as the holder in fact thereof, and shall not be bound to recognize any claim or interest arising from any other person in respect to the shares of one class or another, even though it may have express notice thereof, except in the cases expressly provided in the Panama Laws.

Article Four. - Register of Bearer Shares.

      In the event of shares issued to bearer the stock register shall indicate the number of shares issued, the date of issue and that such shares have been fully paid and are non-assessable.

Article Five.- Canceled and Lost Certificates.

      All stock certificates waived shall be canceled, and the corresponding certificate shall not be issued unless waiver and cancellation of a similar certificates for a like number of shares is made. Any person who alleges the loss or destruction of a stock certificate shall make a statement or affirmation of such fact, and shall announce it in accordance with the requirements of the Board of Directors, and further, if the Board of Directors shall so require, shall serve a bond for the amount stipulated by the Board, whereupon a new certificate of the same tenor and for a like number of shares shall be issued in lieu of the certificate alleged to have been lost or destroyed.

Article Six.- Transfers of Shares.

      Transfers of shares shall be made in the books of the corporation by the holder thereof or his attorney, by waiver and cancellation of the certificate or certificates for such shares; but the

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Board of Directors may appoint any bank or trust company to act as agent or registrar for the transfers of such certificates. The books of transfers of the corporation may be closed during the period that the Board of Directors determine, provided said period does not exceed forty days prior to the date fixed for the annual or a special meeting of the Assembly of Stockholders, and said period may also be closed by the Board of Directors for the time that said Board may deem necessary for the payment of dividends and meanwhile the shares shall not be transferable. The Directors may fix also a date not less than forty days before the holding of any meeting, as the date in which the stockholders of the class who are not holders of the shares issued to bearer, entitled to notice of and to vote at such meeting are determined, in which case only the stockholders of record in such date shall be entitled to notice of and to vote at such meeting. Shares issued to bearer shall be transferred by the delivery of the certificate or certificates representing the same.

Article Seven. - Stockholders' Addresses.

      Every Stockholder of record shall give to the Secretary an address to which all or any notices shall be sent, but in the absence thereof, such notices may be sent to the last address of the stockholders or to the main office of the corporation, except in the case provided in the Second paragraph of Article 4, Chapter 2, of these By-Laws.

Article Eight.- Regulations.

      The Board of Directors shall have the power and authorization to dictate the rules and regulations it may deem convenient to regulate the issue, transfer and registry of the stock certificates for the capital stock of the corporation.

                                   CHAPTER SIX

                                    Dividends

Article One.- Dividends and Reserves.

      Before the payment of any dividend or the making of any distribution of profits, the Board of Directors may deduct from the surplus or the net profits of the corporation, such sum or sums

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that in its discretion may be proper as a fund of reserve for depreciation, renewal, indemnity and maintenance or for such other purposes that the Directors may deem conducive or convenient for the interests of the corporation. Dividends upon the issued and outstanding shares of the corporation may be declared at any regular or special meeting of the Board of Directors.

Article Two.- Dividends in shares.

      When the Board of Directors shall so determine, dividends may be paid by the issue of shares of the corporation, provided that the capital required for such purpose is authorized and available, and provided that if such shares shall not have been previously issued, a sum be transferred from the surplus to the account of capital of the corporation at least equal to the one for which such shares could lawfully be sold.

                                  CHAPTER SEVEN

                                   Fiscal Year

      The fiscal year of the corporation shall be for a period of twelve months and shall end on the 31st. of December of each year.

                                  CHAPTER EIGHT

                                      Seal

      The company may adopt a corporate seal, which shall have the form and text approved by the Board of Directors, from time to time.

                                  CHAPTER NINE

                                   Amendments

      These By-Laws may be altered, amended or revoked by the Board of Directors, at any regular or special meeting, with or without notice of the proposed alteration, amendment or revocation.

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